Exhibit 10.1

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT is entered into on December 17, 2010 by and between Seatac Digital Resources, Inc., a Delaware corporation (“Seller”) and Jo Cee, LLC, a Florida limited liability company (“Buyer”).

RECITALS

A.	WHEREAS, Seller is the owner of 4,108,107 shares (the “Securities”) of Common Stock of AMHN, Inc. (the “Company”).

B.	WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase in accordance with the terms and conditions provided for herein, the Securities.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, repre-sentations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

Section 1.1

SALE OF SECURITIES: Subject to the terms and conditions set forth in this Agreement, on the Closing Date (defined below), Seller will transfer and convey the Securities to Buyer and Buyer will acquire the Securities from Seller.

Section 1.2	CONSIDERATION: As full payment for the transfer of the securities by Seller to Buyer, Buyer, upon execution of this Agreement, shall deliver to Seller the sun of $87,495.00 (“Purchase Price”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants that:

Section 2.1

MARKETABLE TITLE: Seller will convey to Buyer good and marketable title in and to the Securities, free and clear of any and all liens, encumbrances, other pledges or security interests and all other defects of title of any type whatsoever. The Securities shall not be subject to any restrictions imposed by the Company.

Section 2.2

AUTHORITY: Seller has the right, power, legal capacity and authority to enter into and perform his respective obligations under this Agreement and no approvals or consents of any persons are necessary in connection with it.

Section 2.3

OTHER AGREEMENTS: Seller’s performance of the transactions contemplated by this Agreement will not constitute a violation or a default under any agreement or instrument to which Seller is a party or under which Seller is bound.

Section 2.4	AFFILIATE: Seller is currently an affiliate of the Company as that term is defined by the Securities Act of 1933.

Section 2.5	SELLER’S DATE OF ACQUISITION: Seller paid the full consideration for the Securities to the Company on or before May 4, 2009.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that:

Section 3.1

The Buyer is a sophisticated investor. The Buyer has the financial ability to bear the economic risk of this investment, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for liquidity with respect to the investment in the Company;

Section 3.2	The Buyer:

	i.	has evaluated the risks of a purchase of the Securities and has relied solely upon his own investigation of the Company;

ii.

has not been furnished by Seller with any oral or written representation or oral or written information upon which the Buyer has relied in connection with the offering of the Securities that is not contained in this Agreement.

iii.

has investigated the acquisition of the Securities to the extent the Buyer has deemed necessary or desirable and the Company or Seller have provided the Buyer with any assistance the Buyer has requested in connection herewith; and

	iv.	is an accredited investor as defined by section 501(a) of Regulation D under the Securities Exchange Act of 1933.

Section 3.3

The Buyer is not relying on the Seller or the Company or any of its affiliates or this Agreement with respect to corporate or individual tax information or other economic considerations involved in the investment.

Section 3.4	No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment.

Section 3.5	Buyer acknowledges and is aware that there are substantial risks of loss of investment incident to the purchase of the Securities.

Section 3.6

If the Buyer is an individual, the Buyer is 21 years of age and legally competent to execute this Agreement. If the Buyer is a corporation or other entity, it is duly authorized and validly existing in the state set forth on the signature page hereof, it is empowered, authorized and qualified to purchase the Securities, in the manner contemplated in this Agreement, and the person signing this Agreement on behalf of the Buyer has been duly authorized by it to do so.

ARTICLE IV

THE CLOSING

Section 4.1

TIME AND PLACE: The transfer of the Securities by Seller to Buyer (the “Closing”) shall take place at the Company’s office at 100 North First Street, Suite 104, Burbank, CA 91502, upon completion of the Closing Procedures set forth in Section 4.2 (the “Closing Date”).

Section 4.2

CLOSING PROCEDURES: The Closing shall occur as follows:

On the Closing Date, Buyer shall deliver the Purchase Price to Seller. Seller shall deliver to Buyer, the stock certificate representing the Securities, registered in the name of Seller for transfer, accompanied by the requisite stock power and corporate resolution duly executed by Seller and guaranteed by a Medallion Participant, for delivery by Buyer to the Company’s transfer agent.

ARTICLE V

GENERAL PROVISIONS

Section 5.1

ASSIGNMENT: Buyer shall neither assign nor transfer his interest and/or rights under this Agreement without the prior written consent of Seller, which may be withheld at Seller’s sole and absolute discretion.

Section 5.2	BINDING EFFECT: This Agreement shall be binding upon the parties hereto and their representatives, executors, successors and permitted assigns.

Section 5.3

NOTICES: Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent postage prepaid, return receipt requested, addressed to the respective party at the address set forth on the signature page of this Agreement.

Section 5.4	GOVERNING LAW: This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

Section 5.5

SURVIVAL OF REPRESENTATIONS: All agreements, representations, covenants and warranties on the part of the parties contained herein shall survive the closing of this Agreement and any investigation made at the time with respect thereto, shall not merge into any of the documents executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted at law or in equity.

Section 5.6

ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral. This Agreement may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change waiver, discharge or termination is sought.

(Signature page to Stock Transfer Agreement between Seatac and Jo Cee, LLC)

SELLER:	BUYER:

SEATAC DIGITAL RESOURCES, INC.	JO CEE, LLC

/s/ Robin Tjon	/s/ Susan L. Coyne
Robin Tjon, President	Susan L. Coyne, Managing Member

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